UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 24, 2008

SEACOR Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code            (954) 523-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

The Marine Transportation Services (“MTS”) division of SEACOR Holdings Inc. (the “Company”) had two of its tankers retrofitted to a double-hull configuration to enable each of them to continue to transport crude oil and petroleum products beyond their OPA 90 mandated retirement dates in 2011. Both vessels operate in the U.S. coastwise, or Jones Act, trade which is restricted to vessels built or rebuilt in the United States. In May 2005, MTS received a determination from the National Vessel Documentation Center (“NVDC”) of the U.S. Coast Guard (“USCG”), which administers the U.S.-build requirements of the Jones Act, concluding the retrofit work would not constitute a foreign rebuilding and therefore would not jeopardize the tankers’ eligibility to operate in the U.S. coastwise trade. MTS had the retrofit work completed in a foreign shipyard in reliance upon the NVDC’s determination. MTS believes the NVDC’s determination was correct and in accord with the USCG’s long-standing regulations and interpretations. On July 9, 2007, a U.S. shipbuilders trade association and two operators of tankers in the U.S. coastwise trade (“Shipbuilders”) commenced a civil action in the U.S. District Court for the Eastern District of Virginia (“Court”), Shipbuilders Council of America,  Inc., et al. v. U.S. Department of Homeland Security, et al., No. 1:07cv665 (E.D. Va.), in which they sought to have the court set aside the NVDC’s determination and direct the USCG to revoke the coastwise license of one of the two retrofitted tankers, the Seabulk Trader. MTS intervened in the action to assist the USCG in defending the NVDC’s determination. On April 24, 2008, the Court issued a Memorandum Opinion granting a motion for summary judgment filed by the Shipbuilders, holding that the record did not support the NVDC’s coastwise endorsement, and remanding the matter to the USCG with instructions to revoke the coastwise endorsement for the Seabulk Trader. On April 30, 2008, MTS filed a motion to stay the judgment pending appeal. The Company believes the Court’s ruling is erroneous and will vigorously pursue all appropriate channels of relief. If MTS is unsuccessful on its motion for a stay and its appeal, the permanent loss of coastwise eligibility for its two retrofitted tankers could adversely affect the Company’s financial condition and its results of operations. The Company’s carrying value of its two retrofitted tankers was $65.5 million as of March 31, 2008 and the two retrofitted tankers contributed operating revenues of $5.4 million during the three months ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

Date: April 30, 2008	By:	/s/ Richard Ryan
Name:	Richard Ryan
Title:	Senior Vice President and Chief Financial Officer

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